EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the annual report on Form 10-KSB of EP Global Communications, Inc. (the "Company") for the fiscal year ended December 31, 2005 (the "Report"), the undersigned hereby certify in their capacities as Chief Executive Officer of the Company pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 14, 2006

By:    /s/ Joseph M. Valenzano, Jr.

Joseph M. Valenzano, Jr.

President and Chief Executive Officer

 (principal executive officer)